EXHIBIT 5.1

                        [Letterhead of Dewey Ballantine]

                                                              November 21, 1996

Prudential Securities Secured
  Financing Corporation
One Seaport Plaza, 26th Floor
New York, New York 10292

                  Re:  Mortgage Pass-Through Certificates

Gentlemen:

     We have acted as counsel to Prudential Securities Secured Financing Corporation ("Prudential") in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Mortgage Pass-Through Certificates ("Certificates") which the Registrants plan to offer in series, each series to be issued under a separate pooling and servicing agreement (a "Pooling and Servicing Agreement"), in substantially one of the forms incorporated by reference as Exhibits to the Registration Statement, among Prudential, a servicer to be identified in the prospectus supplement for such series of Certificates (the "Servicer" for such series), and a trustee to be identified in the prospectus supplement for such series of Certificates (the "Trustee" for such series).

     We have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

     We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction except as to matters that are

Prudential Securities Secured
  Financing Corporation
November 21, 1996
Page 2


governed by Federal law or the laws of the State of New York. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

     Based upon the foregoing, we are of the opinion that:

          1. When, in respect of a series of Certificates, a Pooling and Servicing Agreement has been duly authorized by all necessary action and duly executed and delivered by Prudential, the Servicer and the Trustee for such series, such Pooling and Servicing Agreement will be a valid and legally binding obligation of the Company; and

          2. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by Prudential, the Servicer and the Trustee for such series, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of the Pooling and
     Servicing Agreement, and issued and sold as contemplated in the Registration Statement and the prospectus, as amended or supplemented and delivered pursuant to Section 5 of the Act in connection therewith, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Dewey Ballantine in the Registration Statement and in future related prospectus supplements under the heading "Legal Matters."

     This opinion is furnished by us as counsel to the Registrants and is solely for the benefit of the addressees hereof. It may not be relied upon by any other person or for any other purpose without our prior written consent.

                                                     Very truly yours,

                                                     DEWEY BALLANTINE